Exhibit (b) under Form N-1A

                                           Exhibit 3(ii) under Item 601/Reg. S-K

                                     BY LAWS

                                       of

                                    BBH TRUST



                           A Delaware Statutory Trust

                          Dated as of October 28, 2005










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                                                                           PAGE


ARTICLE I OFFICES..............................................................1
-----------------
         Section 1.      PRINCIPAL OFFICES.....................................1
         ----------      -----------------
         Section 2.      DELAWARE OFFICE.......................................1
         ----------      ---------------
         Section 3.      OTHER OFFICES.........................................1
         ----------      -------------

ARTICLE II MEETINGS OF SHAREHOLDERS............................................1
-----------------------------------
         Section 1.      PLACE OF MEETINGS.....................................1
         ----------      ---------------
         Section 2.      CALL OF MEETING.......................................1
         ----------      ---------------
         Section 3.      NOTICE OF SHAREHOLDERS' MEETING.......................1
         ----------      -------------------------------
         Section 4.      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE..........2
         ----------      --------------------------------------------
         Section 5.      ADJOURNED MEETING; NOTICE.............................2
         ----------      -------------------------
         Section 6.      VOTING................................................2
         ----------      ------
         Section 7.      QUORUM................................................3
         ----------      ------
         Section 8.      WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS....3
         ----------      --------------------------------------------------
         Section 9.      PROXIES...............................................3
         ----------      -------
         Section 10.     INSPECTORS OF ELECTION................................4
         -----------     --------------------

ARTICLE III TRUSTEES...........................................................4
--------------------
         Section 1.      VACANCIES.............................................4
         ----------      ---------
         Section 2.      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE...........5
         ----------      -------------------------------------------
         Section 3.      REGULAR MEETINGS......................................5
         ----------      ----------------
         Section 4.      SPECIAL MEETINGS......................................5
         ----------      ----------------
         Section 5.      ACTION WITHOUT A MEETING..............................5
         ----------      ------------------------
         Section 6.      QUORUM................................................6
         ----------      ------
         Section 7.      WAIVER OF NOTICE......................................6
         ----------      ----------------
         Section 8.      ADJOURNMENT...........................................6
         ----------      -----------
         Section 9.      NOTICE OF ADJOURNMENT.................................6
         ----------      ---------------------
         Section 10.     FEES AND COMPENSATION OF TRUSTEES.....................6
         -----------     ---------------------------------

ARTICLE IV COMMITTEES..........................................................6
---------------------
         Section 1.      COMMITTEES OF TRUSTEES................................6
         ----------      ----------------------
         Section 2.      MEETINGS AND ACTION OF COMMITTEES.....................7
         ----------      ---------------------------------

ARTICLE V OFFICERS.............................................................7
------------------
         Section 1.      OFFICERS..............................................7
         ----------      --------
         Section 2.      ELECTION OF OFFICERS..................................7
         ----------      --------------------
         Section 3.      SUBORDINATE OFFICERS..................................7
         ----------      --------------------
         Section 4.      REMOVAL AND RESIGNATION OF OFFICERS...................7
         ----------      -----------------------------------
         Section 5.      VACANCIES IN OFFICES..................................8
         ----------      --------------------
         Section 6.      CHAIRPERMAN OF THE BOARD..............................8
         ----------      ------------------------
         Section 7.      PRESIDENT.............................................8
         ----------      ---------
         Section 8.      VICE PRESIDENTS.......................................9
         ----------      ---------------
         Section 9.      SECRETARY.............................................9
         ----------      ---------
         Section 10.     TREASURER.............................................9
         -----------     ---------
         Section 11.     CHIEF COMPLIANCE OFFICER..............................9
         -----------     ------------------------

ARTICLE VI RECORDS AND REPORTS................................................10
------------------------------
         Section 1.      MAINTENANCE AND INSPECTION OF SHARE REGISTER.........10
         ----------      --------------------------------------------
         Section 2.      MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST
                         AND BY LAWS..........................................10
         ----------      ------------------------------------------
         Section 3.      MAINTENANCE AND INSPECTION OF OTHER RECORDS..........10
         ----------      -------------------------------------------
         Section 4.      INSPECTION BY TRUSTEES...............................10
         ----------      ----------------------

ARTICLE VII DIVIDENDS.........................................................11
---------------------
         Section 1.      DECLARATION OF DIVIDENDS.............................11
         ----------      ------------------------
         Section 2.      RESERVES.............................................11
         ----------      --------

ARTICLE VIII GENERAL MATTERS..................................................11
----------------------------
         Section 1.      CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS............11
         ----------      -----------------------------------------
         Section 2.      CONTRACTS AND INSTRUMENTS; HOW EXECUTED..............11
         ----------      ---------------------------------------
         Section 3.      CERTIFICATES FOR SHARES..............................11
         ----------      -----------------------
         Section 4.      LOST CERTIFICATES....................................12
         ----------      -----------------
         Section 5.      REPRESENTATION OF SHARES OF OTHER ENTITIES HELD
                         BY TRUST.............................................12
         ----------      ------------------------------------
         Section 6.      TRANSFER OF SHARES...................................12
         ----------      ------------------
         Section 7.      HOLDERS OF RECORD....................................12
         ----------      -----------------
         Section 8.      FISCAL YEAR..........................................12
         ----------      -----------

ARTICLE IX AMENDMENTS.........................................................12
---------------------
         Section 1.      AMENDMENT............................................12
         ----------      ---------

                                              INTRODUCTION

A. Agreement and Declaration of Trust. These by-laws shall be subject to the Agreement and Declaration of Trust, as from time to time, in effect (the "Declaration of Trust"), of BBH Trust, a Delaware statutory trust (the "Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

I.
                                     OFFICES

A. PRINCIPAL OFFICES. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

B. DELAWARE OFFICE. The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware.

C. OTHER OFFICES. The Board may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

II.
                            MEETINGS OF SHAREHOLDERS

A. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, shareholders' meetings shall be held at the principal executive office of the Trust. For purposes of these By-Laws, the term "shareholder" shall mean a record owner of shares of the Trust.

B. CALL OF MEETING. There shall be no annual Shareholders' meetings. A meeting of the shareholders may be called at any time by the Board, by the chairperson of the Board or by the president for the purpose of electing trustees as provided in these By-Laws or for the purpose of taking action upon any other matter deemed by the Board to be necessary or desirable.

C. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than seven (7) nor more than ninety-three (93) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

D. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication to the Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written communication.

                  If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

                  An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

E. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those shareholders present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a shareholders' meeting prior to adjournment.

                  When any shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

F. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these By-Laws, as in effect at such time. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election of trustees must be by ballot if demanded by any shareholder before the voting has begun. Any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

                  Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a shareholders' meeting. Abstentions and broker non-votes will be treated as votes present at a shareholders' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote "against" on proposals requiring a majority of outstanding voting securities for approval.

G. QUORUM. Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-Laws, thirty-three and one-third percent (33-1/3%) of the shares present in person or represented by proxy and entitled to vote at a shareholders' meeting shall constitute a quorum at such meeting. When a separate vote by one or more series or classes is required, thirty-three and one-third percent (33-1/3%) of the shares of each such series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at a shareholders' meeting of such series or class.

H. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

I. PROXIES. Every shareholder entitled to vote for trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the shareholder and filed with the secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this
Section 9. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the shareholder's execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the shareholder is received by the Trust before the proxy's vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

                  With respect to any shareholders' meeting, the Board may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the shareholder's authorization is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

J. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint a person to fill the vacancy.

                  The inspector shall:

1. determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

2.       receive votes, ballots or consents;

3. hear and determine all challenges and questions in any way arising in connection with the right to vote;

4.       count and tabulate all votes or consents;

5.       determine when the polls shall close;

6.       determine the result of voting or consents; and

7. do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

III.
                                    TRUSTEES

A. VACANCIES. Vacancies in the Board may be filled by a majority of the remaining trustees, though less than a quorum, or by a sole remaining trustee, unless the Board calls a meeting of shareholders for the purpose of filling such vacancies. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

B. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all trustees participating in the meeting can hear one another, and all such trustees shall be deemed to be present in person at such meeting for purposes of the DSTA and, to the extent permitted, the 1940 Act.

C. REGULAR MEETINGS. Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

D. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the president, any vice president, the secretary or any trustee.

                  Notice of the time and place of special meetings shall be delivered personally or by telephone to each trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each trustee at that trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the trustee or to a person at the office of the trustee who the person giving the notice has reason to believe will promptly communicate it to the trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

E. ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

F. QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 8 and 9 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

G. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that Trustee.

H. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

I. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven
(7) days, in which case notice of the time and place shall be given before the time of the recommencement of an adjourned meeting to the Trustees who were present at the time of the adjournment.

J. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 10 shall not be construed to preclude any trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

IV.
                                   COMMITTEES

A. COMMITTEES OF TRUSTEES. The Board may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board. The Board may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

1. the approval of any action which under the Declaration of Trust or applicable law also requires shareholders' approval or requires approval by a majority of the entire Board or certain members of the Board;

2. the filling of vacancies on the Board or on any committee. However, a committee may nominate trustees and, if required by the 1940 Act, elect trustees who are not "interested persons" as defined in the 1940 Act;

3. the fixing of compensation of the trustees for serving on the Board or on any committee;

4. the amendment or repeal of the Declaration of Trust or of these By-Laws or the adoption of a new Declaration of Trust or new By-Laws; or

5. the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

B. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

V.
                                    OFFICERS

A. OFFICERS. The officers of the Trust shall be a president, a secretary, and a treasurer. The Trust may also have, at the discretion of the Board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. Any officer may be, but need not be, a Trustee or Shareholder. Any officer, or such other person as the Board may appoint, may preside at meetings of shareholders.

B. ELECTION OF OFFICERS. The officers of the Trust shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

C. SUBORDINATE OFFICERS. The Board may appoint and may empower the president to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.

D. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or by an officer upon whom such power of removal may be conferred by the Board.

                  Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

E. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

F. CHAIRMAN OF THE BOARD. The Board may elect from among its members a Chairman of the Board ("Chairman"). The Chairman shall at all times be a Trustee who meets all applicable regulatory and other relevant requirements for serving in such capacity (a "Qualified Trustee"). The Chairman shall not be an officer of the Trust, but shall preside over meetings of the Board and shall have such other responsibilities in furthering the Board's functions as may be assigned from time to time by the Board of Trustees or prescribed by these By-Laws. It shall be understood that the election of any Trustee as Chairman shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of such election, and no Trustee who is so elected shall be held to a higher standard of care by virtue thereof. In addition, election as Chairman shall not affect in any way that Trustee's rights or entitlement to indemnification under the By-Laws or otherwise by the Trust. The Chairman shall be elected by the Board to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these By-Laws. Each Trustee, including the Chairman, shall have one vote.

         The Chairman may resign at any time by giving written notice of resignation to the Board. Any such resignation shall take effect at the time specified in such notice or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


         The Chairman may be removed by majority vote of the Board with or without cause at any time.

         Any vacancy in the office of Chairman, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office by the vote of the Board.

         If, for any reason, the Chairman is absent from a meeting of the Board, the Board may select from among its members who are present at such meeting a Qualified Trustee to preside at such meeting.

G. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the chairperson of the Board, the president shall be the principal operating and executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Trust. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

H. VICE PRESIDENTS. In the absence or disability of the president, the executive vice presidents or vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all powers of, and be subject to all the restrictions upon, the president. The executive vice president or vice presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-Laws, the president or the chairperson of the Board.

I. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of trustees, committees of trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at trustees' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

                  The secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust's administrator, transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number, series and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

                  The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-Laws.

J. TREASURER. The treasurer shall be the principal financial and accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any trustee.

                  The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. The treasurer shall disburse the funds of the Trust as may be ordered by the Board, shall render to the president and trustees, whenever they request it, an account of all of the treasurer's transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

K. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust's policies and procedures approved by the Board under Rule 38a-1 of the Investment Company Act of 1940, as amended. Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the Investment Company Act of 1940, as amended.

VI.
                               RECORDS AND REPORTS

A. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number, Series and classes, if any, of Shares held by each Shareholder. Such records may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

B. MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY LAWS. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By Laws, as amended or restated from time to time, where they may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

C. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

                  If information is requested by a Shareholder, the Board, or, in case the Board does not act, the president, any vice president or the secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

                  The Board, or, in case the Board does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

D. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust's regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

VII.
                                    DIVIDENDS

A. DECLARATION OF DIVIDENDS. Dividends upon the shares of beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the Trust.

B. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

VIII.
                                 GENERAL MATTERS

A. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the Board or as may be contracted to service providers.

B. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

C. CERTIFICATES FOR SHARES. No certificates for shares of beneficial interest in any series shall be issued except as the Board of Trustees may otherwise determine from time to time. Should the Board of Trustees authorize the issuance of such certificates, a certificate or certificates for shares of beneficial interest in any series of the Trust may be issued to a shareholder upon the shareholder's request when such shares are fully paid. All certificates shall be signed in the name of the Trust by the chairperson of the Board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares owned by the shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

D. LOST CERTIFICATES. Except as provided in Section 3 or this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

E. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The chairperson of the Board, the president or any vice president or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

F. TRANSFER OF SHARES. Shares of the Trust shall be transferable only on the record books of the Trust by the person in whose name such shares are registered, or by his or her duly authorized attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

G. HOLDERS OF RECORD. The Trust shall be entitled to treat the holder of record of any share or shares of the Trust as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

H. FISCAL YEAR. The fiscal year of the Trust or any series thereof shall be established, re-established or changed from time to time by resolution of the Board. The fiscal year of the Trust shall be the taxable year of each series of the Trust.

IX.
                                   AMENDMENTS

A. AMENDMENT. These By-Laws may be restated and/or amended at any time, without the approval of the shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board.